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EXHIBIT 99.1

[SVI LETTERHEAD]

                                                           FOR IMMEDIATE RELEASE
CONTACT:

BARRY SCHECHTER
CHAIRMAN
760-496-0805
Email:  barrys@svisolutions.com


       SVI SOLUTIONS COMPLETES $7.9 MILLION COMMON STOCK PRIVATE PLACEMENT

             FUNDING TO IMPLEMENT COMPANY'S AGGRESSIVE GROWTH PLANS


Friday June 27, 9:58 am ET - CARLSBAD, Calif., June 27 /PRNewswire-FirstCall/ -- SVI Solutions, Inc. (Amex: SVI - News), a leading global provider of multi-channel application software technology and services for the retail industry, announced today that it had completed the sale of 5,275,000 newly issued shares of its common stock to a group of institutional investors in a private placement for gross proceeds of approximately $7.9 million, subject to the satisfaction of certain conditions. After commissions and expenses, the company will receive approximately $7.2 million in net proceeds. The company currently intends to use the proceeds to accelerate marketing of its newly developed products and its existing and partner products.

The shares were priced at $1.50 per share. The company also issued 527,500 warrants to purchase shares of common stock to the placement agent in connection with its role in arranging the transaction and 225,000 warrants to existing debenture holders in consideration for their required consents to the transaction. The warrants have an exercise price of $1.65 per share.

"We believe that this financing will enable us to capitalize on our new product initiatives. One exciting initiative is our introduction of an off-the-shelf software package to smaller retailers enabling them to gain full control over their entire retail, point of sale and merchandising processes. This helps open our market up to tens of thousands of retailers who have previously not had affordable access to quality decision-making tools. This funding will allow us to more aggressively pursue our new offerings and enhance our market position," said Harvey Braun, CEO of SVI Solutions. "What especially pleases me is that this investment appears to reflect that the new business initiatives are now being recognized by the investing community."

The shares of common stock have not been registered under the Securities Act of 1933 and may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. SVI Solutions has agreed to file a registration statement covering resales of the common stock by investors within a certain period of time.

                                    - more -

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PAGE 2 OF 2 SVI SOLUTIONS COMPLETES $7.9 MILLION COMMON STOCK PRIVATE PLACEMENT

This news release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ABOUT SVI
Headquartered in Carlsbad, Calif., SVI provides multi-channel technology solutions to retailers. The company's suite of offerings includes store systems as well as enterprise management, merchandising and direct-to-consumer solutions. Complementing these offerings, the company provides an expansive menu of professional services including consulting and implementation services, as well as technical and project management services. SVI maintains offices in the United States and the United Kingdom. More information about SVI can be obtained at www.svisolutions.com.

Certain statements contained in this news release regarding matters that are not historical facts are forward-looking statements. These statements relate to future events or the Company's future performance. These statements are only predictions. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors listed in the Company's Form 10-K (as amended) for the fiscal year ended March 31, 2003 and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission. SVI undertakes no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events.

                                       ###

     CONTACT: Tricia Skoda, Investor Relations, SVI Solutions,
              +1-760-496-0248, tskoda@svisolutions.com; or Mathew Henderson of CeoCast Inc. for SVI Solutions, +1-212-732-4300, mhenderson@ceocast.com

Source: SVI Solutions